UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

Schedule 14A

________________

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Intelligent Medicine Acquisition Corp.
(Name of Registrant as Specified in its Charter)

_________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Intelligent Medicine Acquisition Corp.

9001 Burdette Rd.

Bethesda, MD 20817

SUPPLEMENT TO

PROXY STATEMENT DATED JANUARY 19, 2023

FOR SPECIAL MEETING

OF

INTELLIGENT MEDICINE ACQUISITION CORP

Dear Stockholders of Intelligent Medicine Acquisition Corp:

Intelligent Medicine Acquisition Corp., a Delaware corporation (the “company”, “we”, “us” or “our”) previously filed its definitive proxy statement dated January 19, 2023 (the “Proxy Statement”) in connection with its special meeting to be held virtually on February 3, 2023 at 9:30 A.M., Eastern time (the “special meeting”), which will be conducted via live webcast register to attend at https://www.cstproxy.com/iqmdspac/2023 and via teleconference using the following dial-in information:

Telephone access (listen-only):

Within the U.S. and Canada:

1 800-450-7155 (toll-free)

Outside of the U.S. and Canada:

+1 857-999-9155 (standard rates apply)

Conference ID: 8350734#

The purpose of this document is to supplement the Proxy Statement with certain additional information as follows:

Inflation Reduction Act of 2022. Reference is made to the Risk Factor in the Proxy Statement entitled “A new 1% U.S. federal excise tax could be imposed on us in connection with redemptions by us of our shares.” Except for franchise and income taxes, the proceeds placed in the trust account and the interest earned thereon shall not be used to pay for possible excise tax or any other fees or taxes that may be levied on the company pursuant to any current, pending or future rules or laws, including without limitation any excise tax due under the Inflation Reduction Act of 2022 on any redemptions or stock buybacks by the company.

Participants in the Solicitation. The company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the company’s shareholders in respect of the special meeting and related matters. Information regarding the company’s directors and executive officers is available in company’s Proxy Statement dated January 19, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information. The company has filed with the Securities and Exchange Commission (the “SEC”) the Proxy Statement in connection with the special meeting to consider and vote upon the Extension Proposal and other matters and, beginning on or about January 20, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the January 9, 2023 record date for the Meeting. The company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the company’s solicitation of proxies for the special meeting because these documents contain important information about the company, the Extension Proposal and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Intelligent Medicine Acquisition Corp., 9001 Burdette Rd., Bethesda, MD 20817, (202) 905-5834.

Forward-Looking Statements. This supplement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such statements include, but are not limited to, possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in the Proxy Statement. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

This Proxy Supplement is Dated January 27, 2023